UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PENNROCK FINANCIAL SERVICES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING IS AN EXCERPT FROM A QUARTERLY REPORT DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MAY 23, 2005 BY PENNROCK FINANCIAL SERVICES CORP.

Merger Plans Move Forward

Senior Management at PennRock Financial Services Corp. (PennRock) and Community Banks, Inc. (Community) are working diligently to consolidate these institutions. At this time, all required regulatory approvals have been obtained and both companies are moving forward with the merger process. In late April, PennRock’s shareholders received proxy materials for the purpose of voting on the proposed merger. Included in that packet were official notifications of a special shareholders meeting. Each company will hold a separate shareholders meeting on May 31, 2005. Assuming that both PennRock and Community shareholders approve the merger, the deal is expected to close on July 1, 2005.

Upon consummation of the merger, PennRock shareholders will receive 1.4 shares of Community common stock for each share of PennRock stock they currently own. This means that PennRock shareholders will own approximately 47% of the combined company.

If the transaction is consummated as expected, PennRock stock certificates (and old Blue Ball National Bank stock certificates) will have to be exchanged for Community shares. Following consummation in early July, PennRock’s shareholders will receive written instructions on how to exchange their PennRock shares for Community shares. Please be alert for these instructions and read them thoroughly. Contact names and telephone numbers will be provided to assist you in this process.

“Our affiliation with Community is moving forward,” said Melvin Pankuch, Executive Vice President and Chief Executive Officer of PennRock. “We remain optimistic that the combined entity will be a strong financial institution, benefiting both customers and shareholders in the years to come.”

Upon completion of the merger, six members of the PennRock Board of Directors will join the Community Board of Directors. This will represent 40% of the Board seats on the combined entity. It is presently anticipated that the following directors will join Community’s Board:

Sandra J. Bricker, President of The Bricker Group,

Aaron S. Kurtz, President of Ludwig Office Furniture, Inc.,

Melvin Pankuch, Executive Vice President and CEO of PennRock Financial Services Corp., and President and CEO of Blue Ball National Bank,

Dale M. Weaver, Partner of D&L Partners,

Glenn H. Weaver, President of PennRock Financial Services Corp. and Partner of R&G Associates, and

Robert K. Weaver, Area Director for the Easter Pennsylvania Joni & Friends.